As filed with the Securities and Exchange Commission on May 1, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KEMPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4255452
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 E. Randolph Street, Suite 3300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Kemper Corporation 2023 Omnibus Plan
(Full title of the plan)
C. Thomas Evans, Jr.
Executive Vice President, Secretary and General Counsel Kemper Corporation
200 E. Randolph Street, Suite 3300
Chicago, Illinois 60601
312-661-4600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is being filed by Kemper Corporation (the “Registrant”) for the purpose of registering an additional 800,000 shares of Registrant common stock, par value $0.10 per share (the “Common Stock”) that were reserved for issuance under the Amended and Restated Kemper Corporation 2023 Omnibus Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2023 (SEC File No. 333-271619) (the “Prior Registration Statement”) registering shares of Common Stock issuable under the Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3, 5 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant (Commission File No. 1-3932) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 7, 2024 (the “2023 Annual Report”);

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 1, 2024;

(c) the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 26, 2024, February 7, 2024, and February 12, 2024; and

(d) the description of the Registrant’s Common Stock, contained under the caption “Description of Kemper Capital Stock,” in Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed on April 24, 2018, including Exhibit 4.8 to the 2023 Annual Report and any amendment or other report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Baird Allis, who has rendered an opinion as to the validity of the Common Stock being registered by this Registration Statement, is an employee of the Registrant. Mr. Allis will be eligible to participate in the Plan. Mr. Allis beneficially owns or has rights to acquire an aggregate of less than 1.0% of the Common Stock.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 8, 2014).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 6, 2022).

4.3
Amended and Restated Kemper Corporation 2023 Omnibus Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 20, 2024).

5.1*	Opinion of Baird Allis with respect to the validity of issuance of securities.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Baird Allis (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Calculation of Filing Fee Table.

*	Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 1, 2024.

KEMPER CORPORATION

By:	/s/ Joseph P. Lacher, Jr.
Name:	Joseph P. Lacher, Jr.
Title:	President and Chief Executive Officer, Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Joseph P. Lacher, Jr., C. Thomas Evans, Jr., and Baird Allis with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign, execute and file with the Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 1, 2024 in the capacities indicated below.

Signature	Title

/s/ Gerald Laderman	Chairman of the Board and Director
Gerald Laderman

/s/ Joseph P. Lacher, Jr.	President and Chief Executive Officer, Director
Joseph P. Lacher, Jr.	(Principal Executive Officer)

/s/ Bradley T. Camden	Executive Vice President and Chief Financial Officer
Bradley T. Camden	(Principal Financial Officer)

/s/ James A. Alexander	Senior Vice President and Chief Accounting Officer
James A. Alexander	(Principal Accounting Officer)

/s/ Teresa A. Canida	Director
Teresa A. Canida

/s/ George N. Cochran	Director
George N. Cochran

/s/ Jason N. Gorevic	Director
Jason N. Gorevic

/s/ Lacy M. Johnson	Director
Lacy M. Johnson

/s/ Suzet M. McKinney	Director
Suzet M. McKinney

/s/ Alberto J. Paracchini	Director
Alberto J. Paracchini

/s/ Stuart B. Parker	Director
Stuart B. Parker

/s/ Susan D. Whiting	Director
Susan D. Whiting